Exhibit 5.1

February 14, 2025
ADT Inc.
Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel to ADT Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”), relating to the 50,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), issuable pursuant to the 2018 Omnibus Incentive Plan (as amended, the “Omnibus Plan”).
In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Amended and Restated Certificate of Incorporation of the Company; (b) the Amended and Restated Bylaws of the Company; (c) resolutions adopted by the board of directors of the Company on February 22, 2024; and (d) the Omnibus Plan.
In expressing the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. We have relied, with respect to factual matters, on statements of public officials and officers and other representatives of the Company.
Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that the Shares when, and if, issued pursuant to the terms of the Omnibus Plan, will be validly issued, fully paid and non-assessable.
We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the General Corporation Law of the State of Delaware.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

ADT Inc.
1501 Yamato Road
Boca Raton, Florida 33431